UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2026
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On August 17, 2026, L3Harris Technologies, Inc. (the “Company”) announced the appointment of Sam Mehta, as President and Chief Executive Officer of the Company, effective immediately. In addition, Mr. Mehta has been appointed to the Board of Directors (the “Board”).

Mr. Mehta, age 53, joined the Company in 2023 and brings more than 25 years of strategic and operational leadership experience across the aerospace and defense industry to the role. He is a member of the Company’s executive team and, as President of the Space & Mission Systems (SMS) and Communications & Spectrum Dominance (CSD) segments, is responsible for business strategy, financial performance, successful execution and growth of the Company’s largest segments to deliver integrated, mission-critical solutions across space, air, land, sea and cyber domains. The SMS and CSD segments comprise approximately 80% of the Company’s total revenue. Prior to joining the Company, Mr. Mehta served as President of Advanced Structures at Collins Aerospace, a business unit of RTX Corporation, from 2018 until 2022.

In connection with Sam Mehta’s appointment as Chief Executive Officer, the Board approved the following changes to Sam Mehta’s compensation in recognition of his significantly expanded scope of responsibilities, providing for an annual base salary of $1,250,000 and a target annual cash bonus opportunity of 200% of base salary with each of the foregoing prorated for the 2026 fiscal year. Mr. Mehta’s long-term incentive target will be set at $13,250,000 and pro-rated for 2026. Mr. Mehta will also be eligible for limited personal use of corporate aircraft and assistance with financial planning and tax preparation. Mr. Mehta will be eligible for severance benefits under the Company’s Severance Pay Plan and the Company’s Executive Change-in-Control Plan.

Mr. Mehta’s appointment was not pursuant to any arrangement or understanding with any other person. In addition, there are no family relationships between Mr. Mehta and any director or other executive officer of the Company and there are no related person transactions between the Company and Mr. Mehta reportable under Item 404(a) of Regulation S-K. Mr. Mehta is not expected to serve on any committees of the Board.

Separation of Chief Executive Officer

On August 17, 2026, the Company announced that the Company and Christopher Kubasik, its Chairman and Chief Executive Officer (the “Executive”), mutually agreed to end the Executive’s employment with the Company effective immediately (the “Separation Date”). In connection with such departure, the Executive resigned as a member of the Company’s Board and all boards of the Company’s subsidiaries and affiliates.

The Executive’s departure comes after an investigation conducted by the independent members of the Board, with the assistance of independent counsel. The Board determined that the Executive engaged in conduct that was not consistent with the values of the Company as outlined in its Code of Conduct. Such conduct did not involve, and has no impact on, the Company’s financial reporting, controls, customer relationships or operational performance, and the Executive’s resignation from the Company’s Board was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the Executive’s departure, the Company and the Executive entered into a Separation Agreement, dated as of August 16, 2026 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Executive’s employment ended on the Separation Date and he resigned as a member of the Board and all boards of the Company’s subsidiaries and affiliates. The Executive will work with the Board to assist with an efficient transition of his duties and responsibilities. The Separation Agreement further provides that the Executive will be entitled to retain and exercise certain previously vested stock options granted to him under the Company’s equity incentive plans, but will not be entitled to any severance payments or benefits or accelerated vesting of any unvested equity incentive awards. The Separation Agreement also contains mutual releases of certain claims by each party against the other, as well as customary restrictive covenants, including confidentiality, non-disparagement, non-solicitation, no-hire, customer non-interference and non-competition covenants for specified periods following the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 17, 2026, the Company issued a press release announcing the Executive’s departure and the appointment of Sam Mehta as President, Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01 Other Events.

On August 17, 2026, the Company announced that Lewis Hay III has been appointed as Independent Chairman of the Board, Lauren Barnes has been appointed President, Space & Mission Systems and Christopher Aebli has been appointed President, Communications & Spectrum Dominance, in each case effective immediately. A copy of the press release announcing the appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Hay has been a member of the Company’s board of directors and a predecessor board since 2002. He most recently served as the Company’s Lead Independent Director and serves as a member of the Company’s Nominating and Governance Committee. Mr. Hay was an operating advisor for Clayton, Dubilier & Rice, LLC from 2012 to 2026. Mr. Hay previously served at NextEra Energy, Inc. as Executive Chairman (2012-2013), Chief Executive Officer (2001-2012), Chairman (2002-2013), President (2001-2006) and as President of NextEra Energy Resources, LLC (2000-2001). He joined NextEra Energy in 1999 as Vice President, Finance and Chief Financial Officer, following his service as Chief Executive Officer of Florida Power & Light Company (2002-2008). Mr. Hay is a member of the Board of Directors of Elevance Health, Inc. (since 2013) and served as a Director of Capital One Financial Corporation (2003-2019).

Ms. Barnes joined the Company in 2023 and most recently served as President of Spectrum Superiority. She previously served as President of the former Broadband Communications Systems and prior to that was Vice President, Program Management. Prior to joining the Company, Ms. Barnes held several roles of increasing responsibility at The Boeing Company, including St. Louis 777X Program Manager, T-7 Deputy Program Manager, Defense Logistics Services Program Manager, Chief of Staff for Government Operations in Washington, D.C. and Global Strike Strategy Manager.

Mr. Aebli joined the Company in 1991 and has held leadership roles across engineering, program management, sales and international business. He most recently served as President of the Mission Critical Communications sector. Over the course of his career, he has served in a number of senior leadership positions, including Vice President of DoD Sales, Vice President of the U.S. DoD business, Vice President of the International business, President of the legacy Global Communication Systems sector, President of the legacy Tactical Communications sector. Before joining the Company, Mr. Aebli was an engineer at the Naval Underwater Systems Center. He serves on the boards of the Greater Rochester Chamber of Commerce and the United Way of Greater Rochester and the Finger Lakes.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 8.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

EXHIBIT INDEX

      The following exhibits are provided herewith:

Exhibit Number	Description
10.1	Separation Agreement, dated August 16, 2026, between the Company and the Executive.
99.1	Press Release dated August 17, 2026.
104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Christoph T. Feddersen
		Name:	Christoph T. Feddersen
Date: August 17, 2026		Title:	Senior Vice President, General Counsel and Secretary

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